AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of February 2, 2017 by and between The Zweig Fund, Inc., a Maryland corporation (the
"Acquiring Fund"), and Virtus Total Return Fund, a Delaware Statutory Trust (the "Acquired Fund" and, together with the Acquiring Fund, the "Funds"), each with its principal place of business at 100 Pearl Street, Hartford, Connecticut
06103.
      This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the merger of the Acquired Fund with and into the Acquiring Fund, with the Acquiring Fund being the Surviving Corporation, under and pursuant to the laws of the State of Maryland, and the shares of the Acquired Fund will be converted to shares of the Acquiring Fund, all upon the terms and conditions hereinafter set forth in this Agreement.
      The Acquired Fund is a nondiversified, closed-end management investment company and the Acquiring Fund is a diversified, closed-end management investment company. The Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest.
      The Board of Directors of the Acquiring Fund, including a majority of the Directors who are not "interested persons" of the Acquiring Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has determined, with respect to the Acquiring Fund, that the merger of the Acquired Fund into the Acquiring
Fund is in the best interests of the Acquiring Fund and its shareholders, and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction.
      The Board of Trustees of the Acquired Fund, including a majority of the Trustees who are not "interested persons" of the Acquired Fund, as defined in the 1940 Act, has also determined, with respect to the Acquired Fund, that the merger of the Acquired Fund into the Acquiring Fund is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction.
      NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.   TRANSACTION
      1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Funds agree that at the Effective Time, as defined in Section 1.2 below, the Acquired Fund shall be merged with and into the Acquiring Fund, and the Acquiring Fund shall be the Surviving Corporation and shall be governed by the laws of the State of Maryland.
      1.2 Subject to the satisfaction of each of the conditions to the obligations of the respective Funds hereunder, the Funds shall execute, file and record as provided under the laws of Maryland Articles of Merger substantially in the form set forth as "Exhibit A," with such changes thereto as shall be approved by the respective Funds in accordance with Maryland law. The Merger shall become effective on or after the filing of such Articles of Merger at the time and on the date set forth herein. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."
      1.3 The Articles of Incorporation of the Acquiring Fund in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in the manner provided in such Articles of Incorporation or in the Bylaws of the Surviving Corporation and in the Maryland General Corporation Law.
      1.4 The Bylaws of the Acquiring Fund in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in the manner provided in such Bylaws and in the Maryland General Corporation Law.
      1.5 At the Effective Time, the separate existence of the Acquired Fund shall cease, except to the extent, if any, continued by statute, and all the assets, rights, privileges, powers and franchises of the Acquired Fund and all debts due on whatever account to it, shall be taken and deemed to be transferred to and vested in the Acquiring
Fund without further act or deed, and all such assets, rights, privileges, powers and franchises, and all and every other interest of the Acquired Fund, shall be thereafter effectively the property of the Acquiring Fund as they were of the Acquired Fund; and the title to and interest in any real estate vested by deed, lease or otherwise, unto either of the Funds, shall not revert or be in any way impaired. Except as otherwise specifically set forth in this Agreement, the identity, existence, purposes, powers, franchises, rights, immunities and liabilities of the Acquiring Fund shall continue unaffected and unimpaired by the Reorganization.

2.   MANNER OF CONVERTING SHARES; VALUATION
      2.1 The manner and basis of converting the issued and outstanding shares of the Acquired Fund into the shares of the Acquiring Fund shall be as hereinafter set forth in this Article.
      2.2 The whole and fractional shares of the Acquired Fund issued and outstanding immediately prior to the Valuation Time (as defined below) shall, as of the Valuation Time and without further act, be converted into, and become a number of whole and fractional shares of the Acquiring Fund (the "Acquiring Fund Shares"), with a net asset value equal to the value of the net assets of the Acquired Fund computed immediately after the close of business of the New York Stock Exchange on the Closing Date (the "Valuation Time"), using the valuation procedures set forth in the Acquiring Fund's Articles of Incorporation. Each shareholder of record of the Acquired Fund will be credited with a pro rata number of such shares of the Acquiring Fund received in the Merger based on the number of Acquired Fund shares held by such shareholder at the Valuation Time relative to the total number of issued and outstanding Acquired Fund shares at the Valuation Time.
      2.3 Virtus Fund Services, LLC ("VFS") shall make all computations of value, in its capacity as administrator for the Funds.
      2.4 All computations of value hereunder shall be made in accordance with each Fund's regular practice and the requirements of the 1940 Act, and shall be subject to confirmation by each Fund's respective independent registered public accounting firm upon reasonable request of the other Fund.

3.   CLOSING AND CLOSING DATE

      3.1 The Closing Date shall be [April __, 2017], or such other date as the parties may agree. All acts taking place at the closing of the transaction (the "Closing") shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of Virtus Investment Partners, 100 Pearl Street, Hartford, CT
06103 or at such other time and/or place as the parties may agree.
      3.2   The Acquired Fund shall direct JPMorgan Chase
Bank, NA, as custodian for the Acquired Fund (the
"Custodian"), to deliver, on the next business day after the Closing, a certificate of an authorized officer stating that all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable, that are owned by the Acquired Fund, and any rights to register shares under applicable securities laws, or deferred or prepaid expenses shown as an asset on the books of the Acquired Fund (collectively, the "Assets") shall have been delivered in proper form to the Acquiring Fund. The
Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in the Acquired Fund's name by its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The
Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian as custodian for both Funds, from the Acquired Fund to the Acquiring Fund for examination no later than on the next business day following the Closing
Date, and shall be transferred and delivered by the Acquired Fund on the next business day following the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver as of the Closing Date by book entry, in accordance with the customary practices of such depositories and the Custodian, the Acquired Fund's portfolio securities and instruments deposited with a "securities depository", as defined in Rule 17f-4 under the 1940 Act. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.
      3.3   The Acquired Fund shall direct Computershare
Trust Company NA in its capacity as transfer agent for the Acquired Fund (the "Transfer Agent") to deliver on the next business day following the Closing, a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund that such Acquiring Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
      3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.   REPRESENTATIONS AND WARRANTIES
      4.1 Except as has been fully disclosed to the Acquiring Fund in a written instrument executed by an officer of the Acquired Fund, the Acquired Fund represents and warrants as follows:
      (a) The Acquired Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Trust Instrument to own all of its properties and assets and to carry on its business as it is now being conducted;
      (b) The Acquired Fund is registered with the U.S. Securities and Exchange Commission (the "Commission") as a closed-end management investment company under the 1940
Act, and the registration of shares of the Acquired Fund under the Securities Act of 1933, as amended ("1933 Act"), is in full force and effect;
      (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act and such as may be required by state securities laws;
      (d) The current prospectus, statement of additional information, shareholder reports, marketing and other related materials of the Acquired Fund and each prospectus and statement of additional information of the Acquired
Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
      (e) On the Closing Date, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund;
      (f) The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a violation of Delaware law or a material violation of the Trust Instrument or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund is a party or by which it is bound;
      (g) All material contracts or other commitments of the Acquired Fund (other than this Agreement and certain investment contracts, including options, futures and forward contracts) will terminate without liability or obligation to the Acquired Fund on or prior to the Closing Date;
      (h) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired
Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;
      (i) The audited Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund at November 30, 2015 are in accordance with generally accepted accounting principles ("GAAP") consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein;
      (j) Since November 30, 2015, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (j), a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in the Acquired Fund's portfolio, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change;
      (k) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;
      (l)   For each taxable year of its operation
(including through the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date;
      (m) All issued and outstanding shares of the Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any of the Acquired Fund shares;
      (n) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Acquired Fund, and, subject to the approval of the shareholders of the Acquired Fund, this Agreement will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
      (o) The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any Federal, state or local regulatory authority (including the Financial Industry Regulatory Authority), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto; and
      (p) The Joint Proxy Statement/Prospectus, insofar as it relates to the Acquired Fund, will, through the date of the meeting of the Acquired Fund Shareholders contemplated therein and at the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.
      4.2 Except as has been fully disclosed to the Acquired Fund in a written instrument executed by an officer of the Acquiring Fund, the Acquiring Fund represents and warrants as follows:
      (a) The Acquiring Fund is duly organized as a corporation, validly existing and in good standing under the laws of the State of Maryland with power under its charter and Bylaws, each as amended from time to time, to own all of its assets and to carry on its business as it is now being conducted;
      (b) The Acquiring Fund is registered with the Commission as a closed-end management investment company under the 1940 Act and the registration of shares of the Acquiring Fund under the 1933 Act, is in full force and effect;
      (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;
      (d) The Joint Proxy Statement/Prospectus of the Acquiring Fund initially filed with the Commission on December 7, 2016 on Form N-14 which will become effective prior to the Closing Date, conforms and, as of its effective date and the Closing Date, will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not and, as of its effective date and the Closing Date, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;
      (e) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of its charter and Bylaws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound;
      (f) Except as otherwise disclosed in writing to and accepted by the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Acquiring Fund, or any of the Acquiring Fund's properties or assets that, if adversely determined, would materially and adversely affect the Acquiring Fund's financial condition or the conduct of the Acquiring Fund's business. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or the Acquiring Fund's ability to consummate the transactions herein contemplated;
      (g) On the Closing Date, the Acquiring Fund will have good and marketable title to its assets;
      (h) The audited financial statements of the Acquiring Fund at December 31, 2015 are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the Acquired Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date not disclosed therein;
      (i) Since December 31, 2015, there has not been any material adverse change in the Acquiring Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For the purposes of this subparagraph
(i), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change;
      (j) On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring
Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;
      (k) For each fiscal year of its operation (including through the end of the year in which the Reorganization occurs), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has distributed in each such year all net investment company taxable income (computed without regard to any deduction for dividends paid) and net realized capital gains (after reduction for any capital loss carryforward) and has met the diversification requirements of the Code and the regulations thereunder;
      (l) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;
      (m) The execution, delivery and performance of this Agreement will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Acquiring Fund, and, subject to any necessary approval of the shareholders of the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;
      (n) Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable;
      (o) The information to be furnished by the Acquiring Fund for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto; and
      (p) The Joint Proxy Statement/Prospectus, insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, will, through the date of the meeting of shareholders of the Acquired Fund and Acquiring Fund contemplated therein and at the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished by the Acquired Fund for use therein.

5.    COVENANTS OF THE ACQUIRED FUND
      5.1 The Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date except as contemplated by this Agreement, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
      5.2 The Acquired Fund will call a meeting of the shareholders of the Acquired Fund to consider and vote upon this Agreement and to take all other actions necessary to obtain approval of the transactions contemplated herein.
      5.3 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
      5.4 The Acquired Fund shall assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the holders of the Acquired Fund's shares.
      5.5 Subject to the provisions of this Agreement, the Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      5.6 The Acquired Fund will provide the Acquiring Fund with information regarding the Acquired Fund, reasonably necessary for the preparation of a joint proxy statement/prospectus on Form N-14 (the "Joint Proxy Statement/Prospectus"), in compliance with the 1934 Act and the 1940 Act in connection with the meeting of shareholders of the Acquired Fund to consider and vote upon this Agreement and the transactions contemplated herein.
      5.7 The Acquired Fund shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
      5.8 The Acquired Fund covenants that it will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) the Acquiring Fund's title to and possession of all the assets, and to carry out the intent and purpose of this Agreement.

6.   COVENANTS OF THE ACQUIRING FUND
      6.1 The Acquiring Fund will operate its business in the ordinary course between the date hereof and the Closing Date except as contemplated by this Agreement.
      6.2 Subject to the provisions of this Agreement, the Acquiring Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
      6.3 The Acquiring Fund shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
      6.4 The Joint Proxy Statement/Prospectus which the Acquiring Fund shall have prepared and filed for the registration under the 1933 Act of the Acquiring Fund
Shares to be distributed to the Acquired Fund Shareholders pursuant hereto, shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the knowledge of the parties thereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
      6.5 The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED
FUND
      The obligations of the Acquired Fund to consummate the transactions provided for herein shall be subject, at the Acquired Fund's election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
      7.1 All representations and warranties of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
      7.2 The Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund on or before the Closing Date;
      7.3 The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in the Acquiring
Fund's name by its President or Vice President, and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquired Fund shall reasonably request; and
      7.4 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.2.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND
      The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject, at the Acquiring Fund's election, to the performance by the Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:
      8.1 All representations and warranties of the Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
      8.2 The Acquired Fund shall have delivered to the Acquiring Fund a statement of the Acquired Fund's assets and liabilities, as of the Closing Date, which is prepared in accordance with GAAP and certified by the Treasurer of the Acquired Fund;
      8.3. The Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund, on or before the Closing Date;
      8.4 The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in the Acquired
Fund's name by its President or Vice President, and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement and as to such other matters as the Acquiring Fund shall reasonably request; and
      8.5 The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring
Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.2.

9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
      If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to either the Acquired Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
      9.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund, as necessary, in accordance with the Acquired Fund's Trust instrument, applicable Delaware law and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Acquired Fund nor the Acquiring Fund may waive the conditions set forth in this paragraph 9.1;
      9.2 On the Closing Date no action, suit or other proceeding shall be pending or, to the knowledge of either Fund, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;
      9.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions;
      9.4 The Joint Proxy Statement/Prospectus shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and
      9.5 The Funds shall have received the opinion of Sullivan & Worcester LLP ("Tax Counsel"), addressed to the Funds substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement should, for Federal income tax purposes, qualify as a tax-free reorganization described in Section 368(a) of the Code. The delivery of such opinion is conditioned upon receipt of representations Tax Counsel shall request of each Fund. Notwithstanding anything herein to the contrary, neither party may waive the condition set forth in this paragraph 9.5.
10.   BROKERAGE FEES AND EXPENSES
      10.1 The Acquired Fund and the Acquiring Fund represent and warrant that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
      10.2   The expenses relating to the proposed
Reorganization will be borne by [the Funds in proportion to their respective net assets as of the close of business on the day that all required shareholder approvals have occurred]. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Joint Proxy Statement/Prospectus, printing and distributing the Acquiring Fund's prospectus/proxy statement or information statement, legal fees, accounting fees, and securities registration fees. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of
Section 851 of the Code.
      10.3 In the event the transactions contemplated by this Agreement are not consummated, then [Virtus Investment Advisers, Inc.] agrees that it [or one of its affiliates] shall bear all of the costs and expenses incurred by both the Acquiring Fund and the Acquired Fund in connection with such transactions.
11.   ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      11.1 Neither the Acquiring Fund nor the Acquired Fund has made any representation, warranty or covenant not set forth herein; this Agreement constitutes the entire agreement between the parties.
      11.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

12.   TERMINATION
      This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties, or (ii) by either party if the Closing shall not have occurred on or before December
31, 2017, unless such date is extended by mutual agreement of the parties, or (iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith. In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or its respective Trustees/Directors or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

13.   WAIVER
      The Acquiring Fund and the Acquired Fund, after consultation with their respective counsel and by mutual consent of their Board of Trustees, may waive any condition to their respective obligations hereunder, except the conditions set forth in paragraphs 9.1 and 9.5.

14.   AMENDMENTS
      This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable and mutually agreed upon in writing by the authorized officers of either the Acquired Fund or the Acquiring Fund; provided, however, that following the meeting of the shareholders of the Acquired Fund called pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

15.   NOTICES
      Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the receiving party in care of Virtus Investment Advisers, Inc., 100 Pearl Street,
Hartford, CT 06103, Attn: Counsel.

16.   HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
      16.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      16.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
      16.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.
      16.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
17.   INDEMNIFICATION
      17.1 The Acquiring Fund agrees to indemnify and hold harmless the Acquired Fund, and its trustees, officers, employees and agents (the "Acquired Fund Indemnified Parties"), from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Fund or the members of the Acquiring Fund's Board of Directors or its officers prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquired Fund or its respective directors, officers, employees or agents.
      17.2 The Acquired Fund agrees to indemnify and hold harmless the Acquiring Fund, and its directors, officers, employees and agents (the "Acquiring Fund Indemnified Parties") from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired Fund or the members of the Acquired Fund's Board of Trustees or its officers prior to the Closing Date, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquiring Fund or its respective directors, officers, employees or agents.
      7.3 The Acquiring Fund understands and agrees that the obligations of the Acquired Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of the Acquired Fund personally, but bind only the Acquired Fund and the Acquired Fund's property. Moreover, all persons shall look only to the assets of the Acquired Fund to satisfy the obligations of the Acquired Fund hereunder. The Acquiring Fund represents that it has notice of the provisions of the charter of the Acquired Fund disclaiming such trustee and officer liability for acts or obligations of the Acquired Fund.
      17.4 The Acquired Fund understands and agrees that the obligations of the Acquiring Fund under this Agreement shall not be binding upon any director, shareholder, nominee, officer, agent or employee of the Acquiring Fund personally, but bind only the Acquiring Fund and the Acquiring Fund's property. Moreover, all persons shall look only to the assets of the Acquiring Fund to satisfy the obligations of the Acquiring Fund thereunder. The Acquired Fund represents that it has notice of the provisions of the charter of the Acquiring Fund disclaiming such director and officer liability for acts or obligations of the Acquiring Fund.





      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, Vice
President or Treasurer all as of the date first written above.

   THE ZWEIG FUND, INC.

   By: /s/W. Patrick Bradley
   By:    W. Patrick Bradley
   Title:  Executive Vice President and Treasurer



   VIRTUS TOTAL RETURN FUND


   By:_/s/William Renahan
   By:   William Renahan
   Title:  Vice President, Secretary and Chief
     Legal Officer


Agreed and accepted as to paragraph 10.3 only:

   VIRTUS INVESTMENT ADVISERS, INC.


   By: /s/Francis G. Waltman
   By:   Francis G. Waltman
   Title:  Executive Vice President